AMENDMENT AND ASSIGNMENT OF
                  ADVISORS INNER CIRCLE FUND CUSTODY AGREEMENT


         THIS AMENDMENT AND ASSIGNMENT dated this 8th day of August, 2006 to the Mutual Fund Custody Agreement (the "Agreement") date as of August 12, 1991 and as amended on May 21st, 2001, by and between The Advisors Inner Circle Fund (the "Fund"), a Massachusetts business trust and Wachovia Bank, National Association (formerly First Union National Bank)("Wachovia"), shall be as follows:

         WHEREAS, Fund and Wachovia have previously entered into the Agreement and Fund has established and/or has an interest in one or more custodial accounts (each an "Account") with Wachovia pursuant to the terms of the Agreement.

         WHEREAS, effective December 30, 2005, Wachovia Corporation sold its institutional custody services business to U.S. Bank National Association ("U.S. Bank").

         WHEREAS, the parties desire to amend the Agreement to assign the Agreement from Wachovia to U.S. Bank; and

         WHEREAS, section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

         NOW, THEREFORE, the parties agree as follows:

         Effective August 8th, 2006, all references to Wachovia Bank, N.A. in the Agreement should be replaced with U.S. Bank, N.A.

         U.S. Bank represents that it is a national bank authorized to accept and execute custody arrangements under the authority granted to it by the United States Department of the Treasury, Office of the Comptroller of the Currency. U.S. Bank hereby: (i) confirms it is qualified to establish and maintain the Account(s) and act as custodian to the Fund; (ii) confirms the assignment and its acceptance of the powers, rights, functions, duties and interests as successor to Wachovia under the Agreement; (iii) represents that it is eligible, and satisfies all applicable requirements and qualifications to become successor custodian, and (iv) agrees to perform each of such duties and obligations provided in the Agreement and subject to the provisions currently set forth therein.

         Except to the extent supplement hereby, the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Assignment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE ADVISORS INNER CIRCLE FUND                   U.S. BANK, N.A.

By: /s/ JAMES NDIAYE                             By: /s/ILLEGIBLE SIGNATURE
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Name: JAMES NDIAYE                               By: ILLEGIBLE SIGNATURE
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Title:   VP                                      Title:   VICE PRESIDENT
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